                                    AGREEMENT

     This Agreement (this "Agreement") is made and entered into as of November
14, 2004, by and among Nursing Innovations, Inc., a Tennessee corporation
("NII"), Vitriarc, Inc., a Tennessee corporation ("Vitriarc") and William L.
Booth ("Booth"), on the one hand, and TeamStaff, Rx Inc., a Texas corporation
("TeamStaff"), on the other.

     WHEREAS, TeamStaff has entered into an Asset Purchase Agreement with NII,
Vitriarc and Booth and an Agreement for Sale of Goodwill with Booth, effective as of November 5, 2004 (the "Transaction Documents"), pursuant to which
TeamStaff will acquire substantially all of the assets of NII and Vitriarc and the Goodwill of Booth [Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the same definitions as in the Transaction
Documents]; and

     WHEREAS, pursuant to Section 2.05(a) of the Asset Purchase Agreement, NII,
Vitriarc and TeamStaff have agreed to the Closing Date Schedule of Transferred
Clients; and

     WHEREAS, pursuant to Section 7.06, of the Asset Purchase Agreement, NII and
Vitriarc must provide TeamStaff with valid assignments of Client Service
Agreements of Transferred Clients as a condition precedent to TeamStaff's obligation to Closing of the transactions contemplated by the Transaction
Documents; and

     WHEREAS, the parties are desirous of effecting a Closing of the transactions contemplated by the Transaction Documents although valid assignments have not been provided to TeamStaff for all Transferred Clients appearing on the Closing Date Schedule of Transferred Clients; and

     WHEREAS, the parties would not consummate the transactions contemplated by the Transaction Documents but for the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

1. WAIVER OF CONDITION PRECEDENT; CONDUCT NOT A BREACH. Subject to the terms of this Agreement, TeamStaff hereby waives Section 7.06 of the Asset Purchase
Agreement. Additionally, NII and Vitriarc's failure to provide valid assignments for all Transferred Clients appearing on the Closing Date Schedule of
Transferred Clients shall not constitute a breach of any of the representations, covenants or warranties of NII, Vitriarc or Booth contained in any of the
Transaction Documents.

2. POST-CLOSING ASSIGNMENTS; NEW CONTRACTS. NII and Vitriarc shall have a period of thirty (30) days following the Closing Date to either: (a) obtain valid assignments of all Client Services Agreements of Transferred Clients appearing on the Closing Date Schedule of Transferred Clients; or (b) effect new client service agreements, in a form

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and with financial terms reasonably acceptable to TeamStaff, between TeamStaff and the Transferred Clients appearing on the Closing Date Schedule of
Transferred Clients for services substantially similar to those provided by NII or Vitriarc, as applicable

3. FAILURE TO OBTAIN ASSIGNMENTS; EFFECT NEW CONTRACTS. In the event that NII or
Vitriarc, as applicable, fails to obtain assignments or effect new contracts as provided in Paragraph 2 above with the Transferred Clients appearing on the
Closing Date Schedule of Transferred Clients, then NII and Vitriarc shall refund the Purchase Price payable under the Asset Purchase Agreement and Booth shall refund the Initial Purchase Price paid under the Agreement for Sale of Goodwill based on the gross revenues to NII and Vitriarc generated by the Transferred
Clients appearing on the Closing Date Schedule of Transferred Clients during the period from August 1, 2004 to October 31, 2004 ("Three Month Revenues"), as
follows:

     Booth shall refund one percentage point (1%) of the Initial Purchase Price and NII and Vitriarc shall refund one percentage point (1%) of the Purchase
     Price for every percentage point below ninety percent (90%) of the Three
     Month Revenues represented by the Transferred Clients on the Closing Date
     Schedule of Transferred Clients for which NII or Vitriarc, as applicable, obtains assignments or effects new contracts as provided in Paragraph 2 above. By way of example, and not by way of limitation, in the event NII and Vitriarc, as applicable, obtain assignments or effect new contracts as provided in Paragraph 2 for Transferred Clients representing eighty-eight percent (88%) of the Three Month Revenues, then NII and Vitriarc shall refund two percent of the Purchase Price to TeamStaff and Booth shall refund 2% of the Initial Purchase Price to TeamStaff. All refunds shall be due and payable within 60 days following the Closing Date.

5. RIGHT OF SET-OFF. Without waiving its rights hereunder, in the event NII,
Vitiarc or Booth fail to meet their reimbursement obligations to TeamStaff hereunder, then TeamStaff may, at its option, offset all unreimbursed amounts against the Escrow Amount or the Deferred Purchase Price.

6. ENFORCEMENT OF AGREEMENT. Should TeamStaff ever be required to institute legal proceedings to enforce any term or provision of this Agreement, NII,
Vitriarc and Booth shall, jointly and severally, reimburse TeamStaff for all costs, expenses and fees (including attorneys' fees) incurred by TeamStaff in connection therewith.

7. VIOLATION. The failure of the either party to seek redress for violation or insist upon strict performance of any provision of this Agreement shall not constitute a waiver thereof and shall not prevent such party from seeking redress for any subsequent violation.

8. SEVERABILITY. In the event that any of the provisions of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law, rule, or policy or for any reason unenforceable as written, then such court may

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modify any of such provisions so as to permit enforcement thereof to the maximum extent permissible as thus modified. Further, any finding by a court of competent jurisdiction that any provision of this Agreement is contrary to any applicable statute, law, rule or policy or for any reason unenforceable as written shall have no effect upon any other provision and all other provisions shall remain in full force and effect.

9. GOVERNING LAW. This Agreement and the legal relations among the parties hereunder shall be governed by and construed in accordance with the laws of the
State of New Jersey, without regard to the doctrine of conflicts of law.

10. ASSIGNMENT. This Agreement and all of the provisions hereof shall inure to the benefit of TeamStaff's subsidiaries, affiliates, successors and assigns.
TeamStaff may assign this Agreement upon written notice to NII, Vitriarc and
Booth. This Agreement may not be assigned by NII, Vitriarc or Booth without
TeamStaff's prior written consent.

11. AMENDMENT AND MODIFICATION. This Agreement may be amended or modified only by written agreement of all parties hereto.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TEAMSTAFF RX, INC.                       NURSING INNOVATION, INC.

By:                                      By:
    --------------------------------         -----------------------------------
Name:                                    Name:
      ------------------------------           ---------------------------------
Title:                                   Title:
       -----------------------------            --------------------------------

                                         VITRIARC, INC.

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         WILLIAM L. BOOTH

                                         ---------------------------------------

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